Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES www.duanemorris.com	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY LAKE TAHOE MYANMAR ALLIANCES IN MEXICO

January 9, 2025

Protagenic Therapeutics, Inc.

149 Fifth Avenue

New York, NY 10010

Re: Protagenic Therapeutics, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Protagenic Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the At Market Issuance Sales Agreement, dated July 2, 2021, as amended by Amendment No. 1, dated January 9, 2025 (as amended, the “Agreement”), by and between B. Riley Securities, Inc., as sales agent, and the Company, pursuant to which the Company may issue and sell up to an aggregate of $1,200,000 of shares of common stock, par value $0.0001 per share (the “Common Stock”). The Common Stock is being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-280244), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 14, 2024, as amended on January 7, 2025, and declared effective on January 8, 2025 (the “Registration Statement”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”), relating to the issuance and sale of the Common Stock.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, including the prospectus contained therein (the “Base Prospectus”); (ii) the prospectus supplement, dated January 9, 2025, in the form filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” together with the Base Prospectus and the documents incorporated and deemed to be incorporated by reference therein, herein collectively referred to as the “Prospectus”); (iii) the Third Amended and Restated Certificate of Incorporation (“Company’s Certificate of Incorporation”); (iv) the Second Amended and Restated Bylaws of the Company (“Company’s Bylaws”); and (v) records of proceedings of the Board of Directors, or committees thereof. We have also examined such other certificates of public officials, such other certificates of officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Sales Agreement without having independently verified such factual matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Common Stock has been duly authorized, and when the Common Stock is issued and paid for in accordance with the terms and conditions of the Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

Our opinion herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

January 9, 2025 Page 2

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company and further consent to all references to us in the Prospectus Supplement under “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP